UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   June 29, 2015

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Headquarters in China

Unit 1010, Block B, Huizhi Building

No. 9 Xueqing Road

Haidian District, Beijing, PRC

Zip Code: 100085

86-10-8273-2870

 (Issuer Telephone number)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2015 (the “Effective Date”), the Board of Directors (the “Board”) of Deyu Agriculture Corp. (the “Company”) accepted the resignation of Wang Hong as Chief Executive Officer, President and a member of the Board of the Company. The Company has appointed Yunlin Ding as the Chief Executive Officer and President of the Company, and a member of the Board, commencing on the Effective Date.

Mr. Yunlin Ding currently serves as Vice President of the Company, a position he has held since February 3, 2012. Mr. Ding previously served as Vice President of Detian Yu from July 2009 until February 2012. Mr. Ding also served as vice general manager of the investment department of BeidaQingniao Group, a company organized under the laws of China and the holding company for three companies listed in China and two companies listed in Hong Kong, from February 2002 to July 2009. Mr. Ding earned a Bachelor’s Degree and a Master’s Degree in Economics from Nankai University in 1996 and 1999, respectively. Mr. Ding has the experience, qualifications, attributes and skills to qualify him to serve as a director. His experience in agriculture business and industry and the experience in publicly listed companies will be an asset to the Company and he will act in the best interest of the Company.

Mr. Ding has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: July 1, 2015	By:	/s/ Emma Wan Li
Emma Wan Li Acting Chief Financial Officer

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